QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Beard Miller Company LLP

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2005, included in the Prospectus of American Bank Holdings, Inc. which is made a part of the Registration Statement (Amendment No. 6 to Form SB-2 No. 333-111271) and Prospectus of American Bank Holdings, Inc. for the registration of 1,150,000 shares.

                          /s/ Beard Miller Company LLP

Baltimore, Maryland
April 15, 2005

QuickLinks

Consent of Beard Miller Company LLP